[RF&S LOGO]

                           Reznick Fedder & Silverman

            Certified Public Accountants o A Professional Corporation

       4520 East West Highway o Suite 300 o Bethesda, Maryland 20814-3319
                   o Phone (301) 652-9100 o Fax (301) 652-1848

                                  July 21, 2000

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                     ---------------------------------------

      We consent to the inclusion in this Registration Statement on Form S-11 of our reports dated March 31, 2000 on the audited financial statements of BCTC IV Assignor Corp., Boston Capital Tax Credit Fund IV L.P., and Boston Capital Associates IV L.P., as of December 31, 1999. We also consent to the reference to our firm under the caption "Experts."


                                            /s/ Reznick Fedder & Silverman

                                            REZNICK FEDDER & SILVERMAN

    Two Hopkins Plaza            212 S. Tryon Street         745 Atlantic Avenue      5607 Glenridge Drive
       Suite 2100                    Suite 1180                   Suite 800                 Suite 500
Baltimore, MD 21201-2911      Charlotte, NC 28281-8100      Boston, MA 02111-2735    Atlanta, GA 30342-1376
  Phone (410) 783-4900          Phone (704) 332-9100        Phone (617) 423-5855      Phone (404) 847-9447
   Fax (410) 727-0460            Fax (704) 332-6444          Fax (617) 423-6651        Fax (404) 847-9495